Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of NYSE Euronext, a Delaware corporation (the “Company”), hereby constitutes and appoints Duncan L. Niederauer, Michael S. Geltzeiler and John K. Halvey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2009, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

NOTE: Individuals executing this document in the State of New York should note the New York statutory disclosures included below and have a notary public complete the acknowledgements following.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand in the location and on the date indicated below.

Signature	Title	Date

/s/ Jan-Michiel Hessels Jan-Michiel Hessels City: Wassenaar State/Country: The Netherlands	Director (Chairman)	February 25, 2010

/s/ Marshall N. Carter Marshall N. Carter City: New York State/Country: New York, USA	Director (Deputy Chairman)	February 21, 2010

/s/ Ellyn L. Brown Ellyn L. Brown City: Lutherville State/Country: Maryland	Director	February 24, 2010

/s/ Patricia M. Cloherty Patricia M. Cloherty City: New York State/Country: New York	Director	February 23, 2010

Signature	Title	Date

/s/ Sir George Cox Sir George Cox City: London State/Country: U.K.	Director	February 24, 2010

/s/ Sylvain Hefes Sylvain Hefes City: Crans Montana State/Country: Switzerland	Director	February 25, 2010

/s/ Shirley Ann Jackson Shirley Ann Jackson City: Troy State/Country: New York	Director	February 22, 2010

/s/ Duncan M. McFarland Duncan M. McFarland City: Westwood State/Country: Massachusetts	Director	February 22, 2010

/s/ James J. McNulty James J. McNulty City: Winnetka State/Country: Illinois	Director	February 24, 2010

/s/ Baron Jean Peterbroeck Baron Jean Peterbroeck City: Brussels State/Country: Belgium	Director	February 25, 2010

/s/ Alice M. Rivlin Alice M. Rivlin City: Washington State/Country: D.C.	Director	February 23, 2010

/s/ Ricardo Salgado Ricardo Salgado City: Lisboa State/Country: Portugal	Director	February 22, 2010

/s/ Robert G. Scott Robert G. Scott City: Naples State/Country: Florida, USA	Director	February 24, 2010

Signature	Title	Date

/s/ Jean-François Théodore Jean-François Théodore City: Paris State/Country: France	Director	February 24, 2010

/s/ Rijnhard van Tets Rijnhard van Tets City: Amsterdam State/Country: The Netherlands	Director	February 23, 2010

/s/ Sir Brian Williamson Sir Brian Williamson City: London State/Country: U.K.	Director	February 26, 2010

STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS EXECUTING POWERS OF ATTORNEY IN THE STATE OF NEW YORK

The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney or the Form 10-K. For the sake of clarity, notwithstanding anything to the contrary herein, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the principal’s money or sell or dispose of the principal’s property during the principal’s lifetime.

CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or our responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK          COUNTY OF NEW YORK                      ss.:

On the 21st day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Marshall N. Carter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/  Pier Tisdel
(Signature of Notary Public)

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK           COUNTY OF NEW YORK                       ss.:

On the 23rd day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Patricia M. Cloherty, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/  Deborah B. Brown
(Signature of Notary Public)

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK           COUNTY OF RENSSELAER                      ss.:

On the 22nd day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Shirley Ann Jackson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/  Theresa Hobbs
(Signature of Notary Public)

Acceptance of Authority Granted by Individuals Executing Powers of Attorney in New York

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/  Duncan L. Niederauer
Duncan L. Niederauer
Chief Executive Officer, NYSE Euronext

Date: February 25, 2010

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/  Michael S. Geltzeiler
Michael S. Geltzeiler
Group Executive Vice President and Chief
Financial Officer, NYSE Euronext

Date: February 25, 2010

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/  John K. Halvey
John K. Halvey
Group Executive Vice President and
General Counsel, NYSE Euronext

Date: February 26, 2010

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK          COUNTY OF NEW YORK ss.:

On the 25th day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Duncan L. Niederauer, Chief Executive Officer of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel
(Signature of Notary Public)

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK          COUNTY OF NEW YORK ss.:

On the 25th day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel
(Signature of Notary Public)

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK COUNTY OF NEW YORK ss.:

On the 26th day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared John K. Halvey, Group Executive Vice President and General Counsel of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel
(Signature of Notary Public)